NEWS RELEASE

Contact: Lisa Wanstreet

Investor Relations

304.367.8697

MVB Bank Completes Acquisition of Potomac Mortgage Group

Potomac Maintains Name, Commences Integration with MVB’s Mortgage Operations

FAIRMONT, WV, Dec. 21, 2012 – MVB Financial Corp., (OTC Markets Group OTCQB: MVBF), today announced that it has closed its previously announced acquisition of northern Virginia residential mortgage company Potomac Mortgage Group, LLC (PMG). The purchase price was approximately $19 million in cash and MVB common shares.

With the addition of PMG’s annual production of mortgages, MVB’s subsidiary is expected to become a $1 billion mortgage production unit at a time when MVB Bank is experiencing record mortgage lending. The addition of PMG is expected to be accretive to MVB’s earnings beginning in the first quarter of 2013. PMG will retain its identity as a wholly-owned subsidiary of MVB Bank, Inc. PMG’s CEO Ed Dean will continue to operate the mortgage subsidiary as well as oversee MVB’s total mortgage operations.

PMG was rated in the Top 100 Mortgage Companies, based on mortgage loan production, in the country in 2011. This year, MVB has received the highest Superior 5-Star Rating from Bauer Financial, Inc. for each of its reporting periods for the overall safety, soundness and quality of the bank, ranking its credit quality among the best in the industry.

Commenting on the completion of this transaction, MVB Financial Corp. CEO Larry Mazza said, “We are pleased to have completed the purchase of PMG as it will strengthen MVB’s retail mortgage lending platform as well as enable PMG’s continued growth. Both organizations have achieved success in the retail mortgage lending arena that we believe will only be strengthened by a shared platform of talent, advanced technology and high quality operations.”

About MVB Financial Corp.

MVB Bank, Inc. is a wholly-owned subsidiary of MVB Financial Corp (OTCQB: MVBF), with locations in Marion, Monongalia and Harrison counties in North Central West Virginia, and Berkeley and Jefferson Counties in the Eastern Panhandle of West Virginia. The OTCQB is a market tier operated by the OTC Market Group Inc. for over-the-counter traded companies that are current in their reporting with a U.S. regulator. For additional information visit MVB’s investor relations webpage at ir.mvbbanking.com

(more)

1

Forward-Looking Statement

All statements other than statements of historical fact included in this press release are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such information involves risks and uncertainties that could result in the Company’s actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to: (i) the Company may incur loan losses due to negative credit quality trends in the future that may lead to deterioration of asset quality; (ii) the Company may incur increased charge-offs in the future; (iii) the Company could have adverse legal actions of a material nature; (iv) the Company may face competitive loss of customers; (v) the Company may be unable to manage its expense levels; (vi) the Company may have difficulty retaining key employees; (vii) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (viii) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (ix) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, may negatively impact the Company’s operating results; (x) the effects of the Dodd-Frank Wall Street Reform and Consumer Protection Act may adversely affect the Company; (xi) the risk that the benefits from the acquisition may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which MVB and PMG operate; (xii) the reaction of the companies’ customers, employees and counterparties to the acquisition; (xiii) the integration of the operations of MVB and PMG may be more difficult, costly or time-consuming than expected; (xiv) diversion of management time on acquisition-related issues; and, (xv) other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

# # # #

2